                                                                     Exhibit 2.6

                            STOCK PURCHASE AGREEMENT



                                      AMONG

                                  DONALD DOTY,

                               JOHN PATRICK MOORE

                                       AND

                           SPECTRASITE HOLDINGS, INC.







                          Dated as of December 30, 1999

                                TABLE OF CONTENTS






ARTICLE 1             DEFINED TERMS............................................1

         Section 1.1       Defined Terms.......................................1

         Section 1.2       Terms Defined Elsewhere in this Agreement...........5

         Section 1.3       Clarifications......................................6

ARTICLE 2             PURCHASE AND SALE OF SHARES..............................6

         Section 2.1       Basic Transaction...................................6

         Section 2.2       Purchase Price......................................6

         Section 2.3       Purchase Price Adjustments..........................7

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF SELLERS RELATING TO
                           SELLERS.............................................9

         Section 3.1       Authorization of Transaction; Consents..............9

         Section 3.2       Noncontravention....................................9

         Section 3.3       Brokers' Fees......................................10

         Section 3.4       Investment.........................................10

         Section 3.5       The Shares.........................................10

         Section 3.7       Disclosure.........................................11

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF BUYER.................11

         Section 4.1       Organization.......................................11

         Section 4.2       Authorization of Transaction; Consents.............11

         Section 4.3       Noncontravention...................................11

         Section 4.4       Brokers' Fees......................................12

         Section 4.5       Investment.........................................12

         Section 4.6       SEC Filings........................................12

         Section 4.7       Disclosure.........................................12

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF SELLERS CONCERNING THE
                           COMPANIES..........................................12

         Section 5.1       Organization, Qualification and Corporate Power....12

         Section 5.2       Capitalization.....................................12

         Section 5.3       Noncontravention; Consents.........................13

         Section 5.4       Brokers' Fees......................................13

         Section 5.5       Title to Assets....................................13

                                TABLE OF CONTENTS
                                   (continued)
         Section 5.6       Subsidiaries.......................................13

         Section 5.7       Financial Statements...............................13

         Section 5.8       Events Subsequent to December 31, 1998.............14

         Section 5.9       Undisclosed Liabilities............................15

         Section 5.10      Legal Compliance...................................16

         Section 5.11      Tax Matters........................................16

         Section 5.12      Towers; Regulatory Requirements....................17

         Section 5.13      Real Property......................................17

         Section 5.14      Intellectual Property..............................18

         Section 5.15      Tangible Assets....................................19

         Section 5.16      Contracts..........................................19

         Section 5.17      Notes and Accounts Receivable; Accounts Payable....19

         Section 5.18      Powers of Attorney.................................19

         Section 5.19      Insurance..........................................20

         Section 5.20      Litigation.........................................20

         Section 5.21      Employees..........................................20

         Section 5.22      Employee Benefits..................................21

         Section 5.23      Guaranties.........................................23

         Section 5.24      Environmental, Health and Safety Matters...........23

         Section 5.25      Certain Business Relationships with the Companies..24

         Section 5.26      Bank Accounts and Credits..........................24

         Section 5.27      Inventory..........................................24

         Section 5.28      Product and Service Warranty.......................25

         Section 5.29      Year 2000 Compliance...............................25

         Section 5.30      Hart-Scott-Rodino..................................25

         Section 5.31      Disclosure.........................................25

ARTICLE 6             COVENANTS...............................................25

         Section 6.1       Conduct of Business of the Companies...............25

         Section 6.2       Sellers' Actions...................................28

         Section 6.3       Other Actions......................................28

                                TABLE OF CONTENTS
                                   (continued)

         Section 6.4       Notification of Certain Matters....................28

         Section 6.5       Access to Information..............................28

         Section 6.6       Cooperation; Further Assurances....................28

         Section 6.7       Public Announcements...............................29

         Section 6.8       Confidentiality....................................29

         Section 6.9       Expenses; Taxes....................................29

         Section 6.10      Control of the Companies' Operations...............29

         Section 6.11      Other Buyer Transactions...........................29

         Section 6.12      Consents...........................................30

         Section 6.13      Employee Benefits Matters..........................30

         Section 6.14      Tax Matters........................................30

         Section 6.15      Additional Post-Closing Covenants..................31

ARTICLE 7             CONDITIONS TO THE OBLIGATIONS of BUYER..................32

         Section 7.1       Performance by the Companies and Sellers...........32

         Section 7.2       Truth of Representations and Warranties............32

         Section 7.3       Receipt of Consents................................32

         Section 7.4       Governmental Authorizations........................32

         Section 7.5       Deliveries.........................................33

         Section 7.6       Material Adverse Effect............................33

         Section 7.7       Amounts of Loans and Certain Other Obligations.....33

         Section 7.8       Affiliate Loans....................................33

         Section 7.9       Post-Closing Lock-Ups..............................33

         Section 7.10      Employment Agreements..............................33

         Section 7.11      Certain Proceedings................................33

         Section 7.12      Buyer Investigation................................33

         Section 7.13      Sellers Actions....................................33

ARTICLE 8             CONDITIONS TO THE OBLIGATIONS OF SELLERS................34

         Section 8.1       Performance by Buyer...............................34

         Section 8.2       Truth of Representations and Warranties............34

         Section 8.3       Deliveries.........................................34

                                TABLE OF CONTENTS
                                   (continued)

         Section 8.4       Certain Proceedings................................34

         Section 8.5       Buyer Actions......................................34

ARTICLE 9             CLOSING.................................................34

         Section 9.1       Closing............................................34

         Section 9.2       Deliveries and Actions by Sellers..................35

         Section 9.3       Deliveries by Buyer................................35

ARTICLE 10            TERMINATION.............................................36

         Section 10.1      Termination........................................36

         Section 10.2      Effect of Termination..............................37

         Section 10.3      Injunctive Relief and Survival.....................37

ARTICLE 11            INDEMNIFICATION.........................................37
         Section 11.1      Survival of Representations and Warranties.........37

         Section 11.2      Indemnification by Sellers.........................38

         Section 11.3      Indemnification by Buyer...........................39

         Section 11.4      Procedure for Indemnification......................39

         Section 11.5      Indemnification Escrow.............................40

ARTICLE 12            MISCELLANEOUS...........................................41

         Section 12.1      Governing Law......................................41

         Section 12.2      Successors and Assigns.............................41

         Section 12.3      Entire Agreement; Amendment........................41

         Section 12.4      Notices, Etc.......................................41

         Section 12.5      Delays or Omissions................................42

         Section 12.6      Counterparts.......................................42

         Section 12.7      Severability.......................................42

         Section 12.8      Headings...........................................42

         Section 12.9      Waiver of Jury Trial...............................42

         Section 12.10     Exclusive Benefit..................................42

         Section 12.11     Construction.......................................43

         Section 12.12     Exhibits and Schedules.............................43

                                LIST OF SCHEDULES

         Schedule 3.1               Authorization of Transaction; Consents
         Schedule 4.2               Authorization of Transaction; Consents
         Schedule 5.1               Qualification; Management
         Schedule 5.2               Capitalization
         Schedule 5.3               Noncontravention; Consents
         Schedule 5.5               Permitted Liens
         Schedule 5.7               Financial Statements
         Schedule 5.9               Undisclosed Liabilities
         Schedule 5.11              Tax Matters
         Schedule 5.13              Real Property
         Schedule 5.14              Intellectual Property
         Schedule 5.15              Tangible Assets
         Schedule 5.16              Contracts
         Schedule 5.19              Insurance
         Schedule 5.20              Litigation
         Schedule 5.21              Employees
         Schedule 5.22              Employee Benefits
         Schedule 5.25              Certain Business Relationships with the
                                     Companies
         Schedule 5.26              Bank Accounts and Credits


                                LIST OF EXHIBITS

         Exhibit A:        Apportionment of Consideration
         Exhibit B:        Employment Agreement
         Exhibit C:        Opinion Letter
         Exhibit D:        Escrow Agreement

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is made and entered into as of December 30, 1999, by and among DONALD DOTY and JOHN PATRICK MOORE, each a resident of the State of Texas (collectively the "Sellers" and individually a "Seller"), and SPECTRASITE HOLDINGS, INC., a Delaware corporation (the "Buyer").

                                    RECITALS

         Sellers own all of the issued and outstanding capital stock of Doty-Moore Tower Services, Inc., a Texas corporation ("DM Tower"), Doty-Moore Equipment, Inc., a Texas corporation ("DM Equipment"), and Doty Moore RF Services, Inc., a Texas corporation ("DM Services") (collectively referred to as the "Companies" and individually as a "Company"). Sellers desire to sell to Buyer, and Buyer desires to acquire from Sellers, all of the issued and outstanding capital stock of the Companies, and the parties desire to enter into this Agreement to set forth the terms and conditions of such purchase and sale.

         IN CONSIDERATION of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1

                                  DEFINED TERMS

a. Defined Terms. All capitalized terms not otherwise defined elsewhere in this Agreement shall have the meanings ascribed to such terms in this Section 1.1.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person and any officer, director, general partner or family member of such Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

         "Business" means the business conducted by the Companies, including the erection, modification, construction and maintenance of television and radio transmission towers and similar structures for entities in the broadcasting industry.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors, independent contractors or stockholders of any Company any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan, change of control arrangements and any other employee fringe benefit plan.

         "Consent" means the consents, permits and approvals of all Governmental Authorities and other third parties (or notices to such parties) necessary to consummate the sale of the Shares from Sellers to Buyer and the other transactions contemplated by this Agreement in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of, any legal requirement or contract or agreement to which either Seller or any Company is a party or bound, whether or not such consent is listed on Schedule 3.1 or Schedule 5.3.

         "Contracts" means all contracts, leases, non-governmental licenses and other agreements and undertakings (including leases for personal or Real Property and employment agreements), written or oral (including any amendments and other modifications thereto) to which any of the Companies is a party or which are binding upon any of the Companies or that relate to the assets or operations of the business of the Companies.

         "Employee Plan" means any retirement or welfare plan or arrangement or any other employee benefit plan as defined in Section 3(3) of ERISA which any of the Companies or any ERISA Affiliate sponsors, maintains or by which any of the Companies or any ERISA Affiliate is bound or to which any of the Companies or any ERISA Affiliate contributes or is required to contribute.

         "Environmental, Health and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with any of the Companies under Code ss.414(b), (c), (m), (n) or (o).

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any federal, state, local political subdivision or other governmental or regulatory department, court, commission, board, bureau, agency, authority or instrumentality, foreign or domestic.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Liens" means any mortgage, pledge, lien, charge, claim, option, conditional sales, security interest or other encumbrance, restriction or limitation of any nature whatsoever.

         "Material Adverse Effect" means any material adverse effect on, or change in, the business, financial condition, net worth, assets, liabilities, personnel, operations, results of operations or prospects of any Company or the ability of either Seller to execute, deliver or perform this Agreement and the other agreements and documents contemplated hereby to which such Seller is a party.

         "Most Recent Balance Sheet" means, collectively, the balance sheets of the Companies contained within the Most Recent Financial Statements.

          "Multiemployer Plan" means a plan, as defined in ERISA ss.3(37) to which any of the Companies or any ERISA Affiliate has contributed, is contributing or is required to contribute.

         "Multiple Employer Plan" means a plan, as defined in ERISA Section 4063(a), which any of the Companies or any ERISA Affiliate sponsors or maintains or to which any of the Companies or any ERISA Affiliate contributed, is contributing or is required to contribute.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other type of entity.

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Real Property" means all real property, interests in real property, leaseholds and subleaseholds, purchase options, easements, licenses, rights of access, and rights of way and all buildings and other improvements thereon, of any Company.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Shares" means the shares of common stock of DM Tower, par value $1.00 per share, the shares of common stock of DM Equipment, par value $0.01 per share and the shares of common stock of DM Services, par value $1.00 per share.

         "Subsidiary" means, with respect to the Companies, any entity of which any of the Companies (either alone or through or together with any other Company or any other Subsidiary), owns directly or indirectly, stock or other equity interests constituting 50% or more of the voting or economic interest in such entity.

         "Tax" or "Taxes" means any and all taxes, fees, duties, tariffs, imposts and other charges of any kind imposed by any governmental or taxing authority, including: federal, state, local or foreign income, gross receipts, windfall profits, severance, property, motor vehicle, ad valorem, value added, production, sales, use, license, excise, franchise, capital, transfer, recordation, payroll, employment, excise, severance, stamp, occupation, premium, environmental (including taxes under Code ss.59A), customs duties, social security (or similar), unemployment, disability, withholding, alternative or add-on minimum tax, or other tax or governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, information return or other statement or document (including any related or supporting information, any schedule or attachment thereto and any amendment thereof) filed or required to be filed with any federal, state, local or foreign taxing authority in connection with the determination, assessment, collection, administration or imposition of any Tax.

         "Transaction Expenses" means expenses incurred by Sellers or the Companies in connection with the transaction contemplated by this Agreement in an aggregate amount not to exceed $20,000.

         "Working Capital" means the aggregate amount of the Companies' current assets minus the aggregate amount of the Companies' current liabilities (excluding the current portion of any items described in Section 2.3(a)(2), (3) or (4)), all as determined in accordance with GAAP.

b. Terms Defined Elsewhere in this Agreement. In addition to the defined terms in Section 1.1, the following is a list of defined terms used in this Agreement and a reference to the Section hereof in which such term is defined:


------------------------------------------------ ---------------------------
Accountant                                              Section 2.3(c)(iii)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Adjustment Funds                                             Section 2.3(b)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Buyer Indemnified Parties                                      Section 11.2
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Buyer's Shares                                               Section 2.2(c)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Cash Consideration                                           Section 2.2(c)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
CERCLA                                                     Section 5.24 (e)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Claimant                                                   Section 11.4 (a)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Closing                                                         Section 9.1
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Closing Balance Sheet                                    Section 2.3 (c)(i)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Closing Date                                                    Section 9.1
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
COBRA                                                       Section 5.22(h)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Company/Companies                                                  Recitals
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Employment Agreement                                           Section 7.10
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Escrow Agent                                                   Section 11.5
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Indemnification Deposit                                        Section 11.5
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Indemnifying Party                                         Section 11.4 (a)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Lock-Up Agreements                                              Section 7.9
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Losses                                                         Section 11.2
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
MADSP                                                    Section 6.14(a)(i)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Material Consents                                               Section 7.3
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Most Recent Financial Statements                                Section 5.7
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Other Liabilities                                            Section 2.3(a)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Permitted Liens                                                 Section 5.5
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Escrow Agreement                                               Section 11.5
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Preliminary Balance Sheet                                    Section 2.3(b)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Purchase Price                                               Section 2.2(a)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Representatives                                                 Section 6.5
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Revised Preliminary Balance Sheet                            Section 2.3(b)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Section 338(h)(10) Elections                             Section 6.14(a)(i)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Section 338 Forms                                       Section 6.14(a)(ii)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Seller/Sellers                                                     Preamble
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Seller Indemnified Parties                                     Section 11.3
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Sellers' Dispute Report                                  Section 2.3(c)(ii)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Stock Consideration                                          Section 2.2(c)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Systems                                                        Section 5.29
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Termination Date                                      Section 10.1 (b)  (i)
------------------------------------------------ ---------------------------

------------------------------------------------ ---------------------------
Treasury Regulations                                        Section 5.11(f)
------------------------------------------------ ---------------------------
------------------------------------------------ ---------------------------
Year 2000 Compliant                                            Section 5.29
------------------------------------------------ ---------------------------


   Section 1.3 Clarifications. Words used herein, regardless of the gender and numbe specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. Use of the word "including" herein shall be deemed and construed to mean "including but not limited to." Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section or Schedule is a reference to a Section of this Agreement or a Schedule attached hereto, and the terms "hereof," "herein" and other like terms refer to this Agreement as a whole, including the Schedules hereto, and not solely to any particular part hereof.

                                   ARTICLE 2

                           PURCHASE AND SALE OF SHARES
    Section 2.1 Basic Transaction. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers, and Sellers agree to sell to Buyer, all of the issued and outstanding Shares, constituting all of the issued and outstanding capital stock of the Companies, free and clear of all Liens, for the consideration specified in Section 2.2.

    Section 2.2    Purchase Price.

  (a) Subject to Section 2.3, Buyer agrees to pay to Sellers at the Closing $7,500,000 (the "Purchase Price") in the following manner:

     (i) a payment of $2,500,000 in cash payable by wire transfer of immediately available funds to an account designated by Sellers; and

    (ii) delivery of 500,000 shares of Buyer's unregistered common stock, certificates for which shall be delivered to Sellers by Buyer's stock transfer agent as soon as practicable following Closing.

  (b) Any shares of Buyer's common stock issued to Sellers pursuant to this Section may be referred to hereinafter as "Buyer's Shares" or the "Stock Consideration" and any cash paid to Sellers pursuant to this Section 2.2 may be referred to hereinafter as the "Cash Consideration."

  (c) Cash Consideration in the amount of $2,250,000 shall be paid by Buyer in payment for all of the issued and outstanding shares of DM Equipment, and Cash Consideration in the amount of $250,000 shall be paid by Buyer in payment for all of the issued and outstanding shares of DM Services. The Stock Consideration shall be paid by Buyer in payment for all of the issued and outstanding shares of DM Tower. All payments and deliveries pursuant to Section 2.2(a) shall be apportioned between Sellers in accordance with the schedule attached hereto as Exhibit A.
                                      -6-

 (d) The parties intend that Buyer's acquisition of the shares of DM Tower solely in exchange for the Stock Consideration shall qualify as a tax-free reorganization under the Code and that this Agreement shall constitute a plan of reorganization within the meaning of the Code. In no event shall Sellers be entitled to receive any Cash Consideration or other cash or property other than the Stock Consideration in exchange for Sellers' shares in DM Tower.

    Section 2.3    Purchase Price Adjustments.

 (a) Other Liabilities. The Purchase Price shall be adjusted downward on a dollar for dollar basis equal to the amount of the following liabilities as of the Closing (the "Other Liabilities"): (1) expenses of the Companies (other than Transaction Expenses) relating to the consummation of the transactions contemplated by this Agreement, including fees and expenses of attorneys, accountants, financial advisors and broker fees, to the extent such fees and expenses are paid by the Companies; (2) all obligations of the Companies for borrowed money; (3) all obligations of the Companies evidenced by bonds, debentures, notes, indentures, mortgages and similar instruments; (4) all capital lease obligations of the Companies; and (5) any amounts in the nature of prepayment penalties or premiums resulting from the consummation of the transactions contemplated by this Agreement or the discharge of any obligation described in clauses (2), (3) or (4) above, which shall be paid in full at Closing out of the Cash Consideration otherwise payable to Sellers hereunder; provided, however, that the Purchase Price shall be adjusted only to the extent the sum of the obligations described in clauses (2), (3), (4) and (5) exceeds the sum of Working Capital plus $200,000. Any adjustment to the Purchase Price pursuant to this Section 2.3(b) shall be effected by adjusting the amount of Cash Consideration payable hereunder. The parties agree that Transaction Expenses shall not be deemed to be Other Liabilities and shall be paid by DM Services and DM Equipment after the Closing.

  (b) Payment at Closing. At or prior to the Closing, Sellers shall prepare and deliver to Buyer an estimated combined balance sheet of the Companies as of the Closing Date (the "Preliminary Balance Sheet"). The Preliminary Balance Sheet shall be prepared by Sellers in good faith and in accordance with GAAP applied on a consistent basis and shall be accompanied by all information reasonably necessary to determine the amount of Other Liabilities as of the Closing, to the extent such amounts can be determined or estimated as of the date of the Preliminary Balance Sheet, and such other information as may be reasonably requested by Buyer. At the Closing, Buyer may provide Sellers with any objections to the Preliminary Balance Sheet in writing. After considering Buyer's objections, Sellers shall make such revisions to the Preliminary Balance Sheet as are mutually acceptable to the parties in accordance with GAAP applied on a consistent basis, and shall deliver a copy of such revised Preliminary Balance Sheet (the "Revised Preliminary Balance Sheet") to Buyer. Subject to the next sentence and the deposit of the Indemnification Deposit with the Escrow Agent pursuant to Section 11.5, at the Closing Buyer shall pay to Sellers the amount of Cash Consideration as adjusted in accordance with this Section 2.3, on the basis of the Revised Preliminary Balance Sheet. In the case of any amount as to which Sellers and Buyer do not agree prior to the Closing, at the Closing the difference (if any) between the amount of the Cash Consideration that would be determined using the estimates set forth in the Revised Preliminary Balance Sheet and the amount of the Cash Consideration that would be determined using the estimates of Buyer that remain in dispute will be transferred by Buyer to the Escrow Agent, to be held and disbursed by the Escrow Agent in accordance with the provisions of Section 2.3(d) and the Escrow Agreement

(such amount and any interest or other earnings in respect of such amount held by the Escrow Agent from time to time, the "Adjustment Funds").

  (c)  Post-Closing Payment of Cash Consideration Adjustments.

   (i) Within 60 days after the Closing Date, Buyer shall prepare and deliver to Sellers an unaudited combined balance sheet of the Companies as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared by Buyer in good faith and in accordance with GAAP applied on a consistent basis and shall be accompanied by all information reasonably necessary to determine the amount of Other Liabilities as of the Closing. Sellers shall cooperate with Buyer in the preparation of the Closing Balance Sheet. In the event that Buyer fails to deliver the Closing Balance Sheet within 60 days after the Closing Date, the Preliminary Balance Sheet shall be deemed to be the Closing Balance Sheet and shall be deemed to be delivered to Sellers by Buyer on the 60th day following the Closing Date.

  (ii) Buyer shall allow Sellers and their agents access at all reasonable times after the Closing Date to the books, records and accounts of the Companies to allow Sellers to examine the accuracy of the Closing Balance Sheet. Within 15 days after the date that the Closing Balance Sheet is delivered by Buyer to Sellers, Sellers shall complete their examination thereof and may deliver to Buyer a written report setting forth any proposed adjustments to the Closing Balance Sheet (the "Sellers' Dispute Report"). If Sellers notify Buyer of their acceptance of the amount of Other Liabilities as of the Closing shown on the Closing Balance Sheet, or if Sellers fail to deliver a report of proposed adjustments to the Closing Balance Sheet within the 15 day period specified in the preceding sentence, the amount of Other Liabilities as of the Closing shown on the Closing Balance Sheet shall be conclusive and binding on the parties as of the last day of such 15 day period.

  (iii) Buyer and Sellers shall use good faith efforts to resolve any dispute involving the amount of Other Liabilities as of the Closing. If Sellers and Buyer fail to agree on the amount of Other Liabilities as of the Closing within 15 days after Sellers' delivery of Sellers' Dispute Report, then Buyer and
Sellers shall each set forth in writing such party's determination of Other Liabilities, and they hereby jointly designate Ernst & Young LLP (the "Accountant") to resolve their dispute. The Accountant shall endeavor to resolve the dispute as promptly as practicable and the Accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of the Accountant shall be shared by Buyer and Sellers in such percentage amounts as shall be determined based upon the proportional differences between the net adjustment determined by the Accountant and the respective net adjustments determined by Buyer and Sellers.

  (iv) If the  Purchase  Price as finally  determined  in  accordance  with this
Section 2.3 is less than the amount paid by Buyer to Sellers at the Closing (including for this purpose the amount deposited in escrow pursuant to Sections 2.3(c) and 11.5), then Buyer and Sellers shall deliver to the Escrow Agent written instructions signed by an authorized officer of Buyer and Sellers instructing the Escrow Agent to release and pay over to Buyer the amount of such difference out of the Adjustment Funds and, to the extent there is any deficiency, Sellers shall pay to Buyer an amount equal to such deficiency by wire transfer of immediately available funds, in each case within three days after the date on which the Purchase Price adjustments are finally determined in accordance with this Section 2.3. Any remaining Adjustment Funds, after the payment to Buyer pursuant to the preceding sentence, shall be immediately released and paid over to Sellers. If the Purchase Price as finally determined in accordance with this Section 2.3 is greater than the amount paid by Buyer to Sellers at the Closing (excluding for this purpose the amount deposited in escrow pursuant to Section 2.3(c)), then Buyer and Sellers shall deliver to the Escrow Agent written instructions signed by an authorized officer of Buyer and Sellers instructing the Escrow Agent to release and pay over to Sellers the amount of such difference out of the Adjustment Funds up to the total amount of the Adjustment Funds, within three days after the date on which the Purchase Price adjustments are finally determined in accordance with this Section 2.3. Any remaining Adjustment Funds, after the payment to Sellers pursuant to the preceding sentence, shall be immediately released and paid over to Buyer.

                                   ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF SELLERS RELATING TO SELLERS

         Each Seller hereby represents and warrants to Buyer that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3).

     Section 3.1 Authorization of Transaction; Consents. Each Seller has full power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform his obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligations of each Seller, enforceable against him in accordance with its terms and conditions. Except as set forth in Schedule 3.1, neither Seller needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other third party in order to consummate the transactions contemplated by this Agreement and the agreements contemplated hereby and the transactions contemplated hereby and thereby in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of any legal requirement and contract or agreement to which either Seller or any Company is a party or bound.

   Section 3.2 Noncontravention. Except as set forth in Schedule 3.1, neither the execution and delivery of this Agreement and the agreements contemplated hereby by either Seller, nor the consummation of the transactions contemplated hereby and thereby by Sellers, will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which either Seller or any Company is subject or any provision of any Company's organizational documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Seller or any Company is a party or by which any of them is bound or to which any of their assets are subject.
                                      -9-

   Section 3.3 Brokers' Fees. Neither Seller has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated hereby.

   Section 3.4 Investment. Each Seller (A) understands that the Buyer's Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(B) is acquiring the Buyer's Shares solely for his own account for investment purposes and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer's Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer's Shares, and (F) is an Accredited Investor. Each Seller understands that he will be required to sign a Lock-Up Agreement pursuant to Section 7.10 and that the Lock-Up Agreement will contain certain restrictions on the transfer of the Shares. Each Seller understands and agrees that the certificates representing the Buyer's Shares will bear a legend substantially to the following effect:

         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         THE CORPORATION IS AUTHORIZED TO ISSUE DIFFERENT CLASSES AND SERIES OF CAPITAL STOCK. THE CORPORATION WILL FURNISH ANY SHAREHOLDER WITHOUT CHARGE, UPON REQUEST IN WRITING, A STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF CAPITAL STOCK OF THE CORPORATION AND OF VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE VARIATIONS FOR FUTURE SERIES.

   Section 3.5 The Shares. The Shares constitute all of the issued and outstanding shares of capital stock of each Company and are free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Neither Seller is a party to any option, warrant, purchase right or other contract or commitment that could require him to sell, transfer or otherwise dispose of any capital stock of any Company (other than this Agreement) or that would require any of the Companies to issue any capital stock of such Company to any Person. Neither Seller is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of any Company, other than this Agreement, or any other agreement or understanding relating to any Company or its capital stock.

   Section 3.6 Litigation. Neither Seller is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party to or, to the Knowledge of such Seller, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator that could result in any Material Adverse Effect.

   Section 3.7 Disclosure. The representations and warranties contained in this
Article 3 do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information in this Article 3 not misleading.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4).

   Section 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

   Section 4.2 Authorization of Transaction; Consents. Buyer has full power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms and conditions. Except for any notices that may be required under federal or state securities laws or as otherwise set forth on Schedule 4.2, Buyer does not need to give any notice to , make any filing with, or obtain any authorization, consent or approval of any
Governmental Authority or other third party in order to consummate the transactions contemplated by this Agreement and the agreements contemplated hereby in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of any legal requirement or contract or agreement to which Buyer is a party or bound.

  Section 4.3 Noncontravention. Except for any notices that may be required under federal or state securities laws or as otherwise set forth on Schedule 4.2, neither the execution and delivery by Buyer of this Agreement and the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby by Buyer, will (A) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which Buyer is subject or any provision of its certificate of incorporation or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.
                                      -11-

    Section 4.4 Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except for the broker fee payable to Communications Equity Associates.

    Section 4.5 Investment. Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

    Section 4.6 SEC Filings. Buyer's filings with the SEC since September 2, 1999, did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements made in those reports, in light of the circumstances under which they were made, not misleading.

   Section 4.7 Disclosure.  The representations and warranties contained in this
Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

                                   ARTICLE 5

       REPRESENTATIONS AND WARRANTIES OF SELLERS CONCERNING THE COMPANIES

         Each Seller represents and warrants to Buyer that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 5).

   Section 5.1 Organization, Qualification and Corporate Power. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Companies is duly authorized to conduct business and is in good standing under the laws of the jurisdictions set forth on Schedule 5.1, which are the only jurisdictions where such qualification is required except where failure to be so qualified would not have a Material Adverse Effect. Each of the Companies has full power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 5.1 lists the directors and officers of each Company. Sellers have delivered to Buyer correct and complete copies of the charter and bylaws of each Company (as amended to date) and complete copies of the minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of each Company. None of the Companies is in default under or in violation of any provision of its charter or bylaws.

   Section 5.2 Capitalization. The authorized capital stock of each of the Companies is set forth in Schedule 5.2. Other than as set forth in Schedule 5.2, there are no authorized or issued and outstanding capital stock or other securities of any Company. All of the Shares have been duly authorized, are validly issued, fully paid and nonassessable, not subject to preemptive rights and held of record and beneficially by Sellers. All of the Shares were issued in accordance with all applicable securities laws. There are no outstanding or authorized options, warrants, purchase rights, redemption rights, subscription rights, conversion rights, exchange rights or other contracts or commitments of any character that could require any Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of any Company or otherwise relating to the capital stock of any Company.

   Section 5.3 Noncontravention; Consents. Except as set forth in Schedule 5.3 , neither the execution and the delivery of this Agreement and the agreements contemplated hereby by Sellers, nor the consummation of the transactions contemplated hereby and thereby by Sellers, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which any of the Companies is subject or any provision of the charter or bylaws or other similar governing instrument any of the Companies or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel , or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Companies is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any Lien upon any of its assets. Except as set forth in Schedule 5.3, none of the Companies needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other third party in order for the parties hereto to consummate the transactions contemplated by this Agreement in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of, any legal requirement or contract or agreement to which any of the Companies is a party or bound.

   Section 5.4 Brokers' Fees. None of the Companies has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

   Section 5.5 Title to Assets. Each Company has good and marketable title to , or a valid leasehold interest in, the properties and assets used by it, all of such properties and assets are located on its premises, as shown on the Most Recent Balance Sheet or acquired after the date thereof, and are free and clear of all Liens, except for (i) liens for current taxes not yet due and payable,
(ii) inchoate materialmen's, mechanics', workmen's and repairmen's liens incurred in the Ordinary Course of Business and which are not in default , (iii) recorded easements and rights of way which do not materially adversely affect the marketability or use or value of the applicable parcel of real estate as presently used, and (iv) the Liens set forth in Schedule 5.5 which shall be removed when indicated in Schedule 5.5 at or prior to Closing (the "Permitted Liens").

   Section 5.6 Subsidiaries. No Company has any Subsidiary. None of the Companies controls directly or indirectly or has any direct or indirect equity participation in any Person.

   Section 5.7 Financial Statements. Attached hereto as Schedule 5.7 are the unaudited balance sheet and statement of income for each Company (the "Most Recent Financial Statements") as of and for the period ended one business day before the Closing Date. The Most Recent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of each Company as of such dates and the results of operations of such Company for such periods, are correct and complete, and are consistent with the books and records of the Companies (which books and records are correct and complete).

   Section 5.8 Events Subsequent to December 31, 1998. Since December 31, 1998, no Material Adverse Effect has occurred. Without limiting the generality of the foregoing, since that date, except as expressly set forth in the Most Recent Financial Statements or as set forth on Schedule 5.25:

    (i) none of the Companies has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

    (ii) none of the Companies has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

    (iii) none of the Companies has accelerated, terminated, modified or cancelled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses), other than prepayments of indebtedness;

    (iv) none of the Companies has imposed any Lien upon any of its assets, tangible or intangible, other than Permitted Liens;

    (v) none of the Companies has made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

    (vi) none of the Companies has made any capital investment in, any loan or advance to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business, other than certain loans to Sellers that have been repaid in full;

    (vii) none of the Companies has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

    (viii) none of the Companies has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

    (ix) none of the Companies has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

    (x) none of the Companies has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

    (xi) there has been no change made or authorized in the charter or bylaws of any of the Companies;

    (xii) none of the Companies has issued, sold or otherwise disposed of any of its capital stock or other equity interest, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or other equity;

    (xiii) none of the Companies has declared, set aside or paid any dividend or made any distribution with respect to its capital stock or other equity interest (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock or other equity;

    (xiv) none of the Companies has experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

    (xv) none of the Companies has made any loan or advance to, or entered into any other transaction with, any of its directors, officers or employees or with either Seller or any Affiliate of either Seller, outside the Ordinary Course of Business, other than certain loans to Sellers that have been repaid in full;

    (xvi) none of the Companies has granted any increase in the base compensation of any of its directors, officers, independent contractors or employees outside the Ordinary Course of Business;

    (xvii) none of the Companies has adopted, amended, modified or terminated any Employee Plan or Compensation Arrangement (including any bonus, profit-sharing, incentive, severance, termination, change of control or other plan, contract or commitment for the benefit of any of its directors, officers or employees);

    (xviii) none of the Companies has made any other change in employment terms or engagement terms for any of its directors, officers, independent contractors or employees outside the Ordinary Course of Business;

    (xix) none of the Companies has made or pledged to make any charitable or other capital contribution;

    (xx) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving any of the Companies; and

    (xxi) none of the Companies has committed to any of the foregoing.

   Section 5.9 Undisclosed Liabilities. Except as set forth on Schedule 5.9, none of the Companies has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability), except for
(i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business which in the aggregate do not exceed $50,000 (none of
                                      -15-
which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

   Section 5.10 Legal Compliance. Each Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of all Governmental Authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply.

  Section 5.11   Tax Matters.

  (a) Each Company has (i) duly filed or caused to be filed in a timely manner all Tax Returns that it was required to file with the appropriate Governmental Authorities, and (ii) paid or made adequate provision in the Most Recent Financial Statements in accordance with GAAP for the payment of all Taxes owed by such Company. All of the Tax Returns referred to in clause
(i), above,  are true, correct and complete in all material  respects.
Each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

  (b) None of the Companies has executed any waiver or extension of any statute of limitations on the assessment or collection of any Tax of such Company or with respect to any liability arising therefrom. None of the Tax Returns filed by or on behalf of any Company is currently being audited by any Governmental Authority, and there are no other examinations, requests for information or other administrative or judicial proceedings pending with respect to Taxes of any Company. Neither the Internal Revenue Service nor any other Governmental Authority has asserted any deficiency or claim for additional Taxes against, or any adjustment of Taxes relating to, any Company. No claim has been made by any Governmental Authority in a jurisdiction where any of the Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Sellers and the Companies do not expect any Governmental Authority to assess any additional Taxes for any period of the Companies for which Tax Returns have been filed.

  (c) Schedule 5.11 lists, for each Company, all jurisdictions in which it is required to file a state Tax Return and indicates, for each such jurisdiction, whether it files a consolidated, combined or unitary Tax Return with another entity.

  (d) Sellers have delivered to Buyer: (i) true, correct and complete copies of all Tax Returns filed by or on behalf of each Company with respect to taxable periods ending on or after December 31, 1996, and (ii) all examination reports and statements of deficiency asserted against or agreed to by each of the Companies with respect to Taxes since January 1, 1996.

  (e) There are no proposed reassessments of any property owned by any Company that would affect the Taxes of any Company after the Closing Date. There are no Tax liens on any assets of any Company, other than liens for current
Taxes not yet due and payable.

  (f) None of the Companies has any liability for the Taxes of any Person pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code (the

"Treasury Regulations"), any comparable provisions of any state, local or foreign Tax law in respect of a consolidated, combined or unitary Tax Return, or by contract or otherwise. As of the Closing, there will be no tax sharing agreements or similar arrangements in effect with respect to or involving any Company.

  (g) No consent under Section 341(f) of the Code has been filed with respect to any Company.

  (h) None of the Companies has any income or gain reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a taxable period ending on or prior to the Closing Date which resulted in a deferred reporting of income or gain from such transaction or from such change in accounting method.

  (i) None of the Companies has been a "United States real property holding corporation," within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

  (j) None of the Companies has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to such company pursuant to Section 280G of the Code.

  (k) Each of the Companies has been taxable as an "S corporation" within the meaning of Section 1361(a) of the Code throughout its entire existence.

   Section 5.12 Towers; Regulatory Requirements. No Company owns, leases, operates or manages any television or radio transmission tower or similar structures, and no Company holds, or is required to hold, any governmental license, permit or authorization in connection with the conduct of the Business.

   Section 5.13 Real Property. Schedule 5.13 contain a true and complete description of the Real Property. With respect to each parcel of Real Property:

  (a) with respect to any owned parcel of Real Property, a Company has good and marketable title to such parcel of Real Property, free and clear of any Liens, except for Permitted Liens;

  (b) with respect to any leased or subleased Real Property, a Company has a valid leasehold or subleasehold interest to such parcel of Real Property, free and clear of any Liens other than Permitted Liens, and assuming compliance by such Company with the terms of the lease or sublease, such Company has a right of quiet enjoyment of such parcel of Real Property;

  (c) there are no pending or, to the Knowledge of Sellers or the Companies, threatened condemnation proceedings, lawsuits or administrative actions relating to such property or other matters affecting adversely the current use, occupancy or value thereof;
                                      -17-

 (d) the legal description for such parcel contained in the deed or lease or sublease thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

 (e) other than as disclosed on Schedule 5.13, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of Real Property other than the Companies;

 (f) no Real Property owned by any Company is subject to any outstanding options or rights of first refusal to purchase such parcel of Real Property, or any portion thereof or interest therein, and no Company has any option or right of first refusal to purchase any Real Property leased by any Company;

 (g) there are no parties (other than the Companies) in possession of such parcel of Real Property, other than tenants under any leases or licenses disclosed in Schedule 5.13;

 (h) all facilities located on such parcel of Real Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel of Real Property, the facilities are in good order and repair, and in a good, safe, substantial condition, free from defects; all plumbing, heating, electrical and air conditioning systems and equipment and systems therein are in good order and repair and operating condition; the facilities are constructed and completed strictly in compliance with all applicable laws and accepted standards of good materials and workmanship, all electrical, plumbing, heating and air-conditioning and exterior drainage systems, in or on the Real Estate are in good condition and working order;

 (i) such parcel of Real Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of Real Property, and access to the property is provided by paved public right-of-way with adequate curb cuts available; and

 (j) Sellers have delivered to Buyer true and complete copies of any deed, lease or sublease for such parcel of Real Property.

   Section 5.14 Intellectual Property. Each Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for
                                      -18-
the operation of the Business as presently conducted by it. None of the Companies has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Companies has received any complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that any of the Companies must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Sellers and the Companies, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any Company. Schedule 5.14 identifies all registered Intellectual Property of the Companies and each pending application therefor and identifies each license, agreement or other permission which any Company has granted to any third party with respect to any of their Intellectual Property.

   Section 5.15 Tangible Assets. Each Company owns or leases all buildings , machinery, equipment and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair and is suitable for the purposes for which it presently is used. Schedule
5.15 sets forth a list of all material items of tangible assets of each Company.

   Section 5.16 Contracts. Schedule 5.16 contains a true and complete list of all Contracts except for Contracts entered into in the Ordinary Course of Business which involve annual expenditures of no more than $20,000 per year per Contract or $50,000 per year collectively for all such Contracts which are not listed on Schedule 5.16. Sellers have made available to Buyer a correct and complete copy of each written Contract (as amended to date) and a written summary setting forth the terms and conditions of each oral Contract. Each Contract is legal, valid, binding, enforceable against one of the Companies and, to the Knowledge of Sellers and the Companies, each other party thereto, and in full force and effect in accordance with its terms. Each Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby. Neither any of the Companies nor to the Knowledge of Sellers or the Companies any other party thereto is in material breach or default under any Contract, and to the Knowledge of Sellers and the Companies, no event has occurred which with notice or lapse of time would constitute a breach or default under any Contract, or permit termination, modification or acceleration, or reduce the amount of payments due any Company, or give rise to any liquidated damages, under any Contract. No party to any Contract has repudiated any provision of such Contract.

   Section 5.17 Notes and Accounts Receivable; Accounts Payable. All notes, accounts receivable, unbilled work in process and other debts due any Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet. Each Company has paid on a timely basis all of its accounts payable and such accounts payable arose in the Ordinary Course of Business.

   Section 5.18 Powers of Attorney. No Company has issued or executed any outstanding power of attorney.
                                      -19-

   Section 5.19 Insurance. Schedule 5.19 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which any of the Companies is a party, a named insured or otherwise the beneficiary of coverage:

    (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

    (b) the policy number and the period of coverage;

    (c) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

    (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Companies nor, to the Knowledge of Sellers or the Companies, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of the Companies has been covered during the past two years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period. Schedule 5.19 describes any self-insurance arrangements affecting any of the Companies. Except as set forth on Schedule 5.19, none of the Companies has been subject to, nor has any insurer defended or settled, on behalf of any Company or paid out money on behalf of any Company with respect to any workers compensation claim or any claim under any insurance policy where the aggregate amount at issue exceeded $5,000.

Section 5.20 Litigation. Schedule 5.20 sets forth each instance in which any of the Companies (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party to or, to the Knowledge of Sellers or the Companies, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, and neither Seller nor any of the Companies is aware of any Basis for the same. None of the actions, suits, proceedings, hearings and investigations set forth in Schedule 5.20 could result in any Material Adverse Effect. Neither Seller nor any Company has any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against any of the Companies.

   Section 5.21       Employees.

    (a) Schedule 5.21 contains a correct and complete list of (i) the names and positions of each of the employees, officers and directors of each Company and any affiliate of either Seller whose services relate primarily to the Business, (ii) the annual salary or hourly wage of each such person, and (iii) any oral or written contracts or agreements that provide for employment of any individual as an employee or independent contractor of any Company and which does not permit the termination of such contract or agreement, without penalty, upon no more than 30 days prior notice. Sellers have provided to Buyer correct and complete copies (or descriptions, if oral) of all contracts or agreements listed in
Schedule 5.21.

    (b) No employees of any Company are presently members of any collective bargaining unit with respect to their employment with such Company. There are no collective bargaining agreements and no contracts or agreements with labor unions, relating to, involving or affecting the employees of any of the Companies to which any of the Companies is a party or by which it is bound, and the none of the Companies has any obligation to bargain with any labor organization with respect to any such persons. None of the Companies is currently, nor during the past three years has it been, the subject of any certification or decertification drive, and, to the Knowledge of Sellers and the Companies, no such organizing activity is threatened. To the Knowledge of Sellers and the Companies, no union or other collective bargaining representative claims to represent, has been certified as representing or has requested that the any of the Companies recognize such union or collective bargaining representative as representing any of the employees of such Company for collective bargaining purposes. Neither Seller nor any Company has recognized or agreed to recognize or is required to recognize any union as the collective bargaining representative for any employee of any Company.

    (c) There are no unfair labor practice charges pending against any Company and, to the Knowledge of Sellers and the Companies, there are neither any demands for recognition or any other requests or demands from a labor organization for representative status with respect to any persons employed by any Company and no such activity is threatened. Neither any Company nor the Business is currently, or during the past three years has been, the subject of any strike, work stoppage, picketing or work slowdown, or any other labor dispute, controversy or proceeding, and to the Knowledge of Sellers and the Companies no such activity is threatened. Each Company has complied in all material respects with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining, discrimination, the payment of social security and other payroll expenses, and all applicable occupational safety and health acts, laws and regulations. None of the Companies is subject to any investigation or other challenge relating to the misclassification of employees as independent contractors. None of the Companies is required to comply with any government contractor affirmative action obligations.

   Section 5.22      Employee Benefits.

    (a) Each Employee Plan and Compensation Arrangement is listed and described in Schedule 5.22, and complete and accurate copies of (including any amendments
to) any such written Employee Plans and Compensation Arrangements (or related insurance policies) have been furnished to Buyer, along with copies of any employee handbooks or similar documents describing such Employee Plans and Compensation Arrangements. Any unwritten Employee Plans or Compensation Arrangements also are listed in Schedule 5.22, and complete descriptions have been furnished to Buyer. Except as disclosed in Schedule 5.22, neither any Company nor any ERISA Affiliate is a party to and does not have in effect or to become effective after the date of this Agreement any plan, arrangement or other scheme which will become an Employee Plan or Compensation Arrangement (including any bonus, cash or deferred compensation, severance, medical, pension, profit sharing or thrift, stock option, employee stock ownership, life or group insurance, death benefit, vacation, sick leave, disability or trust agreement or arrangement), or any amendment to an Employee Plan or Compensation Arrangement.

    (b) Sellers have furnished to Buyer the Forms 5500 filed for each of the Employee Plans (including all attachments and schedules), actuarial reports, summaries of material modifications, summary annual reports and any other employer notices (including, governmental filings and descriptions of material changes to Employee Plans or Compensation Arrangements) relating to the Employee Plans for the last three plan years, and the current summary plan descriptions.

    (c) Each Employee Plan and Compensation Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state laws.

    (d) Neither any Company nor any ERISA Affiliate (i) is contributing to, is required to contribute to, or has contributed within the last seven years to, any Multiemployer Plan, Multiple Employer Plan or employee pension benefit plan, as defined under Section 3(2) of ERISA, which was subject to Title IV of ERISA,
(ii) has incurred within the last seven years, or reasonably expects to incur, any "withdrawal liability," as defined under Section 4201 et seq. of ERISA or
(iii) has ever engaged in a transaction to evade  liability,  as described under
Section 4069 of ERISA.

    (e) At all times on or prior to the Closing, each Employee Plan, to the extent such Employee Plan is intended to be tax-qualified, satisfies all minimum coverage and minimum participation requirements, if any, imposed on such Employee Plan by the applicable terms of the Code and ERISA.

    (f) No Company nor either Seller is aware of the existence of any governmental inspection, investigation, audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would lead them to believe that any such governmental inspection, investigation, audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending or, to the Knowledge of Sellers or the Companies, threatened against any of such plan or arrangement, and no Company nor either Seller possesses any knowledge of any facts which could give rise to any such action, suit or claim.

   (g) Except as described in Schedule 5.22, neither any of the Companies nor any ERISA Affiliate sponsors, maintains or contributes to any Employee Plan or Compensation Arrangement that provides medical or death benefit coverage to former employees of any of the Companies, except to the extent required by
Section 4980B of the Code.

    (h) With respect to each Employee Plan and, to the extent applicable, each Compensation Arrangement: (i) each Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of an Employee Plan's letter; (ii) no condition or event exists or is expected to occur that could subject, directly or indirectly, any Company or any ERISA Affiliate to any material liability, contingent or otherwise, or the imposition of any lien on the assets of any of the Companies or any ERISA Affiliate under the Code or Title IV of ERISA whether to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, or any other Person; (iii) no Prohibited Transaction has occurred which would subject any of the Companies or any ERISA Affiliate to any liability; (iv) which provides severance or severance like benefits, such Employee Plan or Compensation Arrangement may be terminated by any Company or any ERISA Affiliate without any penalty and without any liability to pay severance benefits in connection with any terminations of employment which occur after the date such Employee Plan or Compensation Arrangement is terminated; (v) which is a "group health plan," as defined under Section 601 et seq. of ERISA and 4980B of the Code ("COBRA"), has provided "continuation coverage" to each "covered employee" and "qualified beneficiary" entitled thereto (with each term as defined under COBRA); and (vi) all contributions, premiums, payments or liabilities accrued, in whole or in part, under each Employee Plan or Compensation Arrangement or with respect thereto as of the Closing will be paid by the Companies or Sellers, on or prior to Closing, or shall be reflected on the financial statements of the Companies or Sellers as of Closing and shall be paid within the time period permitted by ERISA and the Code.

    (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance or unemployment compensation) becoming due to any director or employee of any Company or any ERISA Affiliate; (ii) result in the acceleration of vesting under any Employee Plan or Compensation Arrangement; or (iii) materially increase any benefits otherwise payable under any Employee Plan; and any such payment or increase in benefits is fully deductible under the Code, including but not limited to Sections 162, 280G and 404 of the Code.

   Section 5.23 Guaranties. None of the Companies is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

  Section 5.24   Environmental, Health and Safety Matters.

    (a) Each Company has complied in all material respects, and each Company, and each parcel of Real Property owned or leased by any Company, is in compliance in all material respects with all Environmental, Health and Safety Requirements and to Sellers' and the Companies' Knowledge, each predecessor of the Companies has complied in all material respects with all Environmental, Health and Safety Requirements. No Company has any material liability under any Environmental, Health and Safety Requirements.

    (b) Without limiting the generality of the foregoing, each of the Companies has obtained and complied with, and is in compliance with, in all material respects all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

    (c) None of the Companies has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements or any Liability, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health and Safety Requirements.

   (d) None of the following exists at any property or facility owned or operated by any of the Companies: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments or disposal areas.

    (e) None of the Companies, or to Sellers' or the Companies' Knowledge, their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended
("CERCLA"), the Solid Waste Disposal Act, as amended, or any other Environmental, Health and Safety Requirements.

   (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Government
Authorities or third parties,   pursuant  to  any  of  the   so-called
"transaction-triggered"   or "responsible property transfer" Environmental,
Health and Safety Requirements.

   (g) None of the Companies has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements.

   Section 5.25 Certain Business Relationships with the Companies. Except as set forth in Schedule 5.25, neither a Seller nor any Affiliate thereof or of the Companies has been involved in any business arrangement or relationship with any of the Companies within the past 12 months, and neither a Seller nor any Affiliate thereof or of the Companies owns any asset, tangible or intangible, which is used in the Business of any Company. There are no tax sharing agreements between any Company and either Seller or any of their Affiliates.

    Section 5.26 Bank Accounts and Credits. Schedule 5.26 lists all banks and lending institutions with which any of the Companies maintains any account or has a credit facility, and sets forth the names of all individuals who have signing authority for any such account.

    Section 5.27 Inventory. The inventory of each Company consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies.

   Section 5.28 Product and Service Warranty. Each product manufactured, sold, leased or delivered, and each service performed, by any of the Companies has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Companies has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies. No product manufactured, sold, leased or delivered, and no service performed, by any of the Companies is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or service.

   Section 5.29 Year 2000 Compliance. All computer software programs, including all source code, object code and documentation related thereto, hardware, databases and embedded control systems (collectively the "Systems") used by any Company are Year 2000 Compliant. "Year 2000 Compliant" means that the Systems (a) accurately process date and time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (b) operate accurately with other software and hardware that use standard format (4 digits) for representation of the year.

   Section 5.30 Hart-Scott-Rodino. The Companies, individually and in the aggregate, as reflected on the Most Recent Balance Sheet, had less than $25,000,000 in assets, and the Companies, individually and in the aggregate, as reflected in the Most Recent Financial Statements for the twelve month period ended December 31, 1998, had annual net sales of less than $25,000,000.

  Section 5.31 Disclosure.  The representations and warranties contained in this
Article 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 5 not misleading.

                                   ARTICLE 6

                                   COVENANTS

   Section 6.1 Conduct of Business of the Companies. Except as contemplated by this Agreement or with the prior written consent of Buyer, during the period from the date of this Agreement to the Closing, Sellers shall cause each of the Companies to conduct its operations only in the Ordinary Course of Business consistent with past practice, and Sellers will use their reasonable best efforts to, and will cause each of the Companies to, preserve intact the business and organization of each Company, to keep available the services of the present officers and key employees of each Company, and to preserve the good will of customers, suppliers and all other Persons having business relationships with any Company.

    (a) Except as otherwise contemplated by this Agreement, prior to the Closing,Sellers shall not permit any Company to, without the prior written consent of Buyer:

     (i) adopt any amendment to the certificate of incorporation or bylaws of any of Companies;

     (ii) issue, reissue or sell, or authorize the issuance, reissuance or sale of any additional shares or other equity interest in any of the Companies or securities convertible into any rights, warrants or options to acquire any additional shares or other equity interest in any of the Companies;

    (iii) declare, set aside or pay any dividend or make any other distribution (whether in cash, securities or property or any combination thereof);

    (iv) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any of its shares or other equity interests;

    (v) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees, or pay any benefit not required by any existing Employee Plan or Compensation Arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing Employee Plans or Compensation Arrangements) , or enter into, review, terminate, amend or waive any material provision of any employment or severance agreement with, any director, officer or other employee of any Company or establish, adopt, enter into or amend any collective bargaining agreement, employment agreement, termination agreement , Employee Plan or Compensation Arrangement;

    (vi) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in either case in the Ordinary Course of Business);

    (vii) incur or assume or prepay any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or make any loans, advances or capital contributions to, or investments in, any other Person except for loans and advances between any of the Companies;

    (viii) change any accounting policies or procedures, other than in the Ordinary Course of Business or as required by GAAP;

    (vix) waive, release, assign, settle or compromise any material rights, claims or litigation;

    (x) take any action that would make any representation or warranty set forth in Article 5 to become untrue;

    (xi) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax Liability;

    (xii) enter into any Contract except for any Contract entered into in the Ordinary Course of Business under which the consideration payable or receivable by a Company does not exceed $20,000 per year per Contract or $50,000 per year in the aggregate for all such Contracts or amend or terminate any existing Contract;

    (xiii) incur any Liability except for Liabilities incurred by the Companies in the Ordinary Course of Business which in the aggregate for all such Liabilities incurred between the date hereof and the Closing do not exceed $50,000;

    (xiv) authorize or enter into any formal or informal binding written or other agreement or otherwise make any binding commitment to do any of the foregoing;

    (xv) make any material increase in the size or change the composition of the workforce of any Company; or

    (xvi) voluntarily recognize any  union  or  other   collective   bargaining
representative as the collective bargaining representative for any of the employees of any Company.

   (b) Sellers shall cause the Companies to do the following:

    (i) maintain their assets in good operating condition (ordinary wear and tear excepted), with inventories of spare parts and expendable supplies being maintained at levels consistent with past practices and to make all repairs or replacements necessary to restore any assets to the condition represented in
Section 5 of this Agreement;

    (ii) maintain the existing insurance policies in full force and effect;

    (iii) maintain the books and records of each Company in accordance with past practices;

    (iv) furnish to Buyer within 20 days after the end of each month monthly financial statements for the month just ended containing balance sheets and statements of income and cash flow for such period which shall comply with the representations set forth in Section 5.7;

    (v) comply in all material respects with all laws, rules and regulations and with all Contracts and keep in full force and effect all governmental licenses, permits and authorizations;

    (vi) pay all of the obligations and Liabilities of the Companies on a timely basis; and
                                      -27-

    (vii) preserve the corporate existence of each Company.

   Section 6.2 Sellers' Actions. Sellers shall not sell, transfer or encumber any of the Shares or grant or permit to exist any Lien on any of the Shares and shall not enter into any commitment to sell, transfer, grant any Lien or otherwise encumber any of the Shares. Sellers shall cause each Company to comply with all of the terms of this Agreement applicable to them, including
Section 6.1.

  Section 6.3 Other Actions. During the period from the date hereof to the Closing, Sellers shall not, and shall cause the Companies not to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the transactions contemplated hereby set forth in Article 7 or 8 hereof not being satisfied or satisfaction thereof being delayed.

  Section 6.4 Notification of Certain Matters. Sellers shall promptly notify Buyer of the occurrence of any fact or event that would reasonably be expected
(i) to cause any representation or warranty of either Seller contained in this Agreement to be untrue, (ii) to cause any covenant, condition or agreement of either Seller hereunder not to be complied with or satisfied or (iii) to cause a Material Adverse Effect. Buyer shall promptly notify Sellers of the occurrence of any fact or event that would reasonably be expected (i) to cause any representation or warranty of Buyer to be untrue or (ii) to cause any covenant, condition or agreement of Buyer hereunder not to be complied with or satisfied.

  Section 6.5 Access to Information. Sellers shall cause the Companies to: (i) provide to Buyer (and its officers, directors, employees, accountants,
consultants, legal counsel,   financial   advisors,    investment   bankers,
agents   and   other representatives (collectively, "Representatives")) access at reasonable times to the assets and properties, personnel and the books and records of each Company and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Companies as Buyer or its Representatives may reasonably request. No investigation conducted under this Section 6.5 shall affect or be deemed to modify any representation or warranty made in this Agreement.

  Section 6.6 Cooperation; Further Assurances.

    (a) Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Articles 7 and 8 are satisfied and to consummate and make effective the transactions contemplated by this Agreement. No party to this Agreement shall take any action that is inconsistent with its obligations under this Agreement. Notwithstanding the foregoing, Buyer shall not be required to expend any monies to obtain any Consent or to accept any adverse condition or change in terms to obtain any Consent.

    (b) Sellers will cooperate and will cause the Companies to cooperate in all commercially reasonable respects with Buyer and its counsel and accountants in connection with any filing to be made by Buyer with the SEC. Sellers shall provide, and shall cause the

Companies to provide, to Buyer such information relating to the Companies and the Business as Buyer may reasonably request. All costs, expenses and fees incurred in connection with the preparation and inclusion by Buyer of such information in any such filing shall be borne by Buyer. Sellers hereby consent, and Sellers will cause the Companies to consent, to the inclusion by Buyer of financial statements of the Companies, if requested to be so included by Buyer, in any filing to be made by Buyer with the SEC or pursuant to applicable securities laws, including the Securities Act and the Securities Exchange Act. All costs, expenses and fees incurred in connection with the preparation and inclusion by Buyer of financial statements of the Companies in any such filing shall be borne by Buyer. Sellers agree to use, and will cause the Companies to use, commercially reasonable efforts to obtain the consent of the independent public accountants of the Companies to the inclusion of such financial statements in any filing to be made by Buyer.

   Section 6.7 Public Announcements. The initial press release concerning the sale of the Shares to Buyer shall be a joint press release and, thereafter, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent public disclosure may be required or advisable under applicable law, including under the securities laws or the requirements of any securities exchange, as determined by the disclosing party in good faith.

   Section 6.8 Confidentiality. Except for such disclosures to officers, directors, employees, advisors and representatives as may be appropriate in furtherance of this transaction and except for disclosures that may be required to comply with applicable law, including under the securities laws or the requirements of any securities exchange, each party hereto shall use commercially reasonable efforts to keep confidential all information of a confidential nature obtained by it from the other parties hereto in connection with the transactions contemplated by this Agreement, and if this Agreement is terminated without a Closing, each party hereto will return to the other parties all documents and other materials obtained from the other party in connection herewith.

   Section 6.9 Expenses; Taxes. Whether or not the transaction contemplated by this Agreement is consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as otherwise provided in Section 2.3(a). All transfer Taxes, if any, payable as a result of this transaction shall be borne by Sellers.

   Section 6.10 Control of the Companies' Operations. Nothing contained in this Agreement shall give Buyer, directly or indirectly, any right to control or direct any Company's operations prior to the Closing.

   Section 6.11 Other Buyer Transactions. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prevent or restrict Buyer and its subsidiaries from engaging in any merger, acquisition, business combination or other transaction (whether or not Buyer is the surviving corporation), provided that such merger, acquisition, business combination or other transaction would not prevent Buyer from complying with its obligations under this Agreement.

   Section 6.12 Consents. Sellers shall, or shall cause the Companies to, give
all notices of this  Agreement  or  the   transaction   contemplated  hereby  to
Governmental Authorities and other third parties to the extent required by any law, rule, regulation or Contract. Sellers shall, and shall cause the Companies to, use commercially reasonable efforts to obtain, prior to Closing, all of the Consents without any change in the terms of any Contract to which such Consent relates. Sellers shall promptly notify Buyer of any difficulty in obtaining any Consents.

   Section 6.13 Employee Benefits Matters. Upon the request of Buyer, Sellers and the Companies, prior to Closing, shall take any and all action necessary or appropriate to terminate immediately prior to the Closing any Employee Plan which includes a cash or deferred arrangement tax-qualified under Code Section 401(k) and provides benefits solely to employees of the Companies.

   Section 6.14       Tax Matters.

    (a)       Section 338(h)(10) Elections.

     (i) If requested by Buyer, each of the Sellers and Buyer shall make timely and irrevocable elections under Section 338(h)(10) of the Code and any corresponding provisions of state or local income Tax laws with respect to the purchase and sale of the stock of each of DM Equipment and DM Services hereunder (the "Section 338(h)(10) Elections"). If so requested by Buyer, then
(A) the Sellers will not, and will not cause or permit either of DM Equipment or DM Services to take, cause or permit to be taken any action that would disqualify the purchase and sale of the stock of DM Equipment and DM Services as deemed sales of their assets pursuant to Section 338(h)(10) of the Code, and (B) each of the Sellers and Buyer shall report such transactions consistent with the Section 338(h)(10) Elections and shall take no position contrary thereto. The Sellers and Buyer agree that any income or gain attributable to the deemed sales of the assets of DM Equipment and DM Services resulting from the Section 338(h)(10) Elections shall be included in the Tax Returns of each of DM Equipment and DM Services for the taxable period that ends on the Closing Date (or, under the Treasury Regulations, on the day before the Closing Date), and the Sellers and Buyer agree that the Sellers shall pay all Taxes attributable to such Section 338(h)(10) Elections.

    (ii) As soon as practicable following the Closing, but in no event later than 120 days after the Closing Date, each of the Sellers and Buyer shall have negotiated in good faith to reach agreement as to the allocation of the "modified Aggregate Deemed Sales Price" (as defined under the applicable Treasury Regulations, the "MADSP"), with respect to the purchase and sale of the stock of each of DM Equipment and DM Services, among the assets of each such Company in accordance with the requirements of Sections 1060 and 338 of the Code. If the Sellers and Buyer have not reached agreement on such allocation within such 120-day period, then such allocation shall be made in accordance with the appraisal of a recognized appraisal firm chosen and retained by mutual agreement of Buyer and the Sellers, the fees and expenses of which shall be paid one-half by Sellers and one-half by Buyer. If Buyer notifies the Sellers of Buyer's desire to make the Section 338(h)(10) Elections pursuant to Section 6.14(a)(i), then: (A) each of the Sellers and Buyer shall promptly prepare any and all forms necessary to effectuate the Section 338(h)(10) Elections (including, without limitation, Internal Revenue Service Form 8023 (or any successor form) and any similar forms under applicable state and local income Tax laws (the "Section 338 Forms")), (B) each of the Sellers and Buyer shall cause the Section 338 Forms to be duly executed by an authorized Person and duly and timely filed in accordance with applicable Tax laws and the terms of this Agreement, (C) each of the Sellers and Buyer shall reflect the agreed allocation of the MADSP in all applicable Tax Returns filed by any of them or their Affiliates, including but not limited to the Section 338 Forms, and
(D) neither the Sellers nor Buyer (nor any of their Affiliates) shall take a position before any Tax authority or otherwise (including in any Tax Return) inconsistent with such allocation unless and to the extent required to do so pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

    (b) Tax Returns.

     (i) The Sellers shall be responsible for the preparation and timely filing of, and the payment of all Taxes due with respect to, all Tax Returns of each of the Companies for all taxable periods that end on or prior to the Closing Date, including Tax Returns of the Companies for periods that end on or prior to the Closing Date but are required to be filed after the Closing Date; provided, however, that the Sellers shall provide Buyer with drafts of such Tax Returns (together with the relevant back-up information) for review and consent by Buyer at least 20 days prior to filing. Such Tax Returns shall be prepared in a manner consistent with the past practice of the Companies. The Sellers shall provide Buyer with correct and complete copies of such Tax Returns in the form filed within 15 days after the filing date.

    (ii) Buyer shall be responsible for the preparation and timely filing of all Tax Returns of each of the Companies for all taxable periods that end after the Closing Date, including Tax Returns of the Companies for periods (if any) that begin before and end after the Closing Date. Buyer shall be responsible for the payment of all Taxes due with respect to such Tax Returns; provided, however, that with respect to Taxes due for taxable periods that begin before and end after the Closing Date, the Sellers shall be responsible for the payment of the portion of such Tax that is attributable to the portion of such periods that end on the Closing Date.

     (c) Retention of Records. From and after the date hereof, Sellers shall cause the Companies to retain all Tax Returns and all books, records and other information relating to any Tax or Tax Return of the Companies, and to abide by all record retention agreements entered into with any Governmental Authority.

     (d) Following the Closing Date, Buyer shall not file an amended Tax Return of any Company for any taxable period ending on or prior to the Closing Date without the consent of the Sellers unless either: (i) Buyer determines in its sole discretion that the filing of such an amendment is necessary or appropriate to comply with applicable Tax law, or (ii) Buyer agrees to reimburse the Sellers for Taxes due by Sellers as a result of such amendment.

   Section 6.15      Additional Post-Closing Covenants.

   (a) General. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party

(unless the requesting party is entitled to indemnification therefor under Article 11).Sellers acknowledge and agree that from and after the Closing Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to any Company.

  (b) Transition. Sellers shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of any of the Companies from maintaining the same business relationships with the Companies after the Closing as it maintained with the Companies prior to the Closing. Sellers will refer all customer inquiries relating to the businesses of the Companies to Buyer from and after the Closing.

(c) Sellers shall, within thirty days of the Closing, deliver to Buyer the following information, prepared as of the Closing Date: (i) the Tax basis of the assets of each Company, and the depreciation and amortization schedules relating to such assets, and (ii) the earnings and profits, net operating loss carryovers and other Tax attributes, credits and carryover items (and any limitations applicable to any of the foregoing) of each Company.

                                   ARTICLE 7

                     CONDITIONS TO THE OBLIGATIONS of BUYER

         The obligations of Buyer to consummate the transactions provided for in this Agreement are subject to all of the conditions set forth below in this
Article 7, any of which may be waived in writing by Buyer.

   Section 7.1 Performance by the Companies and Sellers. The Companies and Sellers shall have performed in all material respects all of their agreements and covenants under this Agreement required to be performed by them at or prior to the Closing.

   Section 7.2 Truth of Representations and Warranties. Each of the representations and warranties of Sellers contained in this Agreement (i) if specifically qualified by materiality, shall be true and complete as so qualified, and (ii) if not qualified by materiality, shall be true and complete in all material respects, in each such case, on and as of the Closing Date, with the same effect as if then made, except where any such representation or warranty is made as of a specific earlier date, in which event it shall remain true and correct (as qualified) as of such earlier date.

   Section 7.3 Receipt of Consents. All of the Consents indicated as material on Schedule 3.1 or 5.3 (the "Material Consents") shall have been obtained and delivered to Buyer and shall be in full force and effect as of the Closing and shall be in form and substance reasonably satisfactory to Buyer without any conditions or changes in the underlying Contract to which such Material Consent relates.

   Section 7.4 Governmental Authorizations. The parties and the Companies shall have received all authorizations, consents and approvals of Governmental Authorities required to consummate the transactions contemplated hereby in a lawful manner.
                                      -32-

   Section 7.5 Deliveries. Sellers and the Companies shall have made all of the deliveries required by Section 9.2.

   Section 7.6 Material Adverse Effect. No Material Adverse Effect shall have occurred.

    Section 7.7 Amounts of Loans and Certain  Other  Obligations.
Buyer shall have received evidence satisfactory to it of the amount of any claims against the Companies described in clauses (2), (3), (4) and (5) of
Section 2.3(a) and that no Company shall have any indebtedness for borrowed money or capital or financing leases other than as set forth in the Most Recent Balance Sheet.

   Section 7.8 Affiliate Loans. All loans and other advances made by any Company to either Seller or any Affiliate thereof or to any employee, officer or director of any Company or a family member thereof (excluding loans and advances to employees for travel, business and moving expenses in the Ordinary Course of Business) shall have been repaid, and Buyer shall have received evidence of such repayment. All loans, advances and payables owing by any Company to either Seller shall have been cancelled.

   Section 7.9 Post-Closing Lock-Ups. Sellers shall deliver to Buyer lock-up agreements in substantially the form requested by any underwriter from Buyer's principal stockholders in connection with any offering of Buyer's capital stock (the "Lock-Up Agreements").

   Section 7.10 Employment Agreements. Each Seller shall have entered into an employment agreement in substantially the form attached hereto as Exhibit B (the "Employment Agreement").

   Section 7.11 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or other Governmental Authority shall have been entered against Buyer, either Seller or any Company that prohibits or restricts the transactions contemplated hereby, limits or restricts the operation of any Company's business as it is currently conducted, or otherwise restricts any Company's exercise of full rights to own and operate its business after the Effective Date, and no action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any court or other Governmental Authority which (i) questions the validity or legality of the transactions contemplated hereby or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby;
(ii) seeks material damages against Buyer, either Seller or any Company as a result of the transaction contemplated hereby; or (iii) can otherwise reasonably be expected to materially and adversely affect Buyer or any Company as a result of the consummation of the transactions contemplated hereby.

   Section 7.12 Buyer Investigation. Buyer shall be reasonably satisfied with the results of its due diligence investigation of the Companies and the Business

   Section 7.13 Sellers Actions. All actions to be taken by Sellers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer.

                                   ARTICLE 8

                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

         The obligations of Sellers to consummate the transactions provided for in this Agreement are subject to all of the conditions set forth below in this
Article 8, any of which may be waived in writing by Sellers.

   Section 8.1 Performance by Buyer. Buyer shall have performed in all material respects all of its agreements and covenants under this Agreement required to be performed by it at or prior to the Closing.

   Section 8.2 Truth of Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement (i) specifically qualified by materiality, shall be true and complete as so qualified, and (ii) if not qualified by materiality, shall be true and complete in all material respects, in each such case, on and as of the Closing Date, with the same effect as if then made, except where any such representation or warranty is as of a specific earlier date in which event it shall remain true and correct (as qualified) as of such earlier date.

   Section 8.3 Deliveries. Buyer shall have made all of the deliveries set forth in Section 9.3.

   Section 8.4 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or other Governmental Authority shall have been entered against either Seller or any Company that prohibits or restricts the transaction contemplated hereby and no action, proceeding, investigation, regulation or legislation shall have been instituted or threatened before any court or any other Governmental Authority which (i) questions the validity or legality of the transactions contemplated hereby or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the
transactions  contemplated hereby, (ii)  seeks  material   damages  against
either  Seller  as  a  result  of  the transactions  contemplated hereby;
or (iii) can otherwise reasonably be expected to materially and adversely affect either Seller as a result of the consummation of the transaction contemplated hereby.

   Section 8.5 Buyer Actions. All actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Sellers.

                                   ARTICLE 9

                                    CLOSING

   Section 9.1 Closing. Subject to satisfaction or waiver of all of the conditions of closing set forth in Articles 7 and 8, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Ave., N.W., Suite 800, Washington, D.C. 20036, at 10:00 a.m., local time, on the date specified by Buyer by notice to Sellers, which specified date shall be no later than ten business days after the conditions of Closing set forth in Sections 7.3 and 7.4 have been satisfied or waived or on such other date as Buyer and Sellers may mutually agree (the "Closing Date").

   Section 9.2 Deliveries and Actions by Sellers. Sellers shall deliver to Buyer the following items at the Closing:

    (a) Consents. Sellers shall deliver to Buyer at Closing originals of the Material Consents and any other Consents which have been obtained by them.

    (b)Articles of Incorporation, Certified Bylaws and Certificates of Existence and Good Standing for the Companies. Sellers shall deliver to Buyer at Closing
(i) copies of the certificate of incorporation or other applicable governing instruments and all amendments thereto of each of the Companies certified within ten business days prior to the Closing by the Secretary of State of the State of Texas, (ii) copies of the bylaws or other applicable governing instruments of each of the Companies certified by the respective Secretary or Assistant Secretary of each such entity as being correct, complete and in full force and effect on the Closing Date, and (iii) certificates of existence and good standing of each of the Companies dated within ten business days of the Closing Date issued by the Secretary of State of the State in which each such entity is organized or qualified to conduct business.

    (c) Certificates. Sellers shall deliver to Buyer the stock certificates representing all of the issued and outstanding Shares duly endorsed for transfer by Sellers.

    (d) Resignations and Releases. Sellers shall deliver to Buyer resignations and releases of Sellers, releasing all claims they may have against any Company, in a form satisfactory to Buyer.

    (e) Employment Agreements and Lock-Up Agreements. The applicable parties thereto shall deliver to Buyer fully executed Employment Agreements and Lock-Up Agreements.

    (f) Lien Searches. Sellers shall deliver to Buyer lien, tax and judgment searches in each state and county in which either Seller or any Company has assets and releases and terminations of all Liens on the Shares and such assets that are not Permitted Liens described in clauses (i), (ii) and (iii) of the definition of Permitted Liens.

    (g) Opinion of Counsel.Sellers shall deliver the favorable opinion of Goins, Underkofler, Crawford & Langdon substantially in the form of Exhibit C.

    (h) Tax Clearance Certificates. Sellers shall furnish Buyer with Tax clearance certificates or similar documents issued by the taxing authorities in each state in which any of the Companies is subject to Tax certifying that the Companies have paid all Taxes that are due and payable as of a date as close as practicable to the Closing Date.

   Section 9.3 Deliveries by Buyer. Buyer shall deliver to Sellers the following items at the Closing:
                                      -35-

    (a) Certificates of Existence, Good Standing and Qualification. Buyer shall deliver to Sellers at Closing a certified copy of its certificate of incorporation and a certificate of good standing with respect to Buyer, dated within ten business days of the Closing Date, issued by the Secretary of State of the State of Delaware.

    (b) Buyer's Closing Certificate. Buyer shall deliver to Sellers at Closing a certificate of an executive officer of Buyer certifying (i) as to the incumbency and signatures of the officers of Buyer who executed this Agreement and the agreements contemplated hereby on behalf of Buyer, (ii) as to the adoption of resolutions of the executive committee of the board of directors of Buyer which are in full force and effect on the Closing Date authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the performance of the obligations of Buyer hereunder and thereunder, (iii) as to Buyer's bylaws and all amendments thereto as being correct, complete and in full force and effect on the Closing Date, and (iv) that the conditions to Sellers' obligations to consummate the transactions contemplated by this Agreement set forth in Sections 8.1 and 8.2 have been satisfied.

(c) Purchase Price. Buyer shall deliver to Sellers by wire transfer of immediately available funds the Cash Consideration, subject to adjustment pursuant to the provisions of Section 2.3 and, notwithstanding the foregoing, certificates evidencing the Buyer's Shares are to be delivered pursuant to
Section 2.2(a)(ii).

                                  ARTICLE 10

                                 TERMINATION

   Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

    (a) by mutual written agreement of Sellers and Buyer;

    (b) by either Sellers or Buyer, if:

     (i) the transaction contemplated hereby has not been consummated on or before February 1, 2000 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to a party whose breach of any provision of this Agreement results in the failure of such transaction to be consummated by the Termination Date; or

     (ii) (A) there shall be any law or regulation that makes consummation of the transaction contemplated hereby illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Authority having competent jurisdiction enjoining Sellers or Buyer from consummating such transaction is entered, and such judgment, injunction, order or decree shall have become final.

     (c) by Buyer if on any date determined for the Closing in accordance with
Section 9.1 each condition in Article 8 has been satisfied (or will be satisfied by actions to be taken at the Closing) and either a condition set forth in
Article 7 has not been satisfied (or will not be satisfied by actions to be taken at the Closing) or Sellers have nonetheless refused to consummate the Closing; provided that Buyer may not terminate pursuant to this
Section 10.1(c)if the failure of any condition set forth in Article 7 to be satisfied was principally caused by Buyer's breach of or failure to perform any of its covenants and agreements in accordance with this Agreement;

    (d) by Sellers if on any date determined for the Closing in accordance  with
Section 9.1 each condition in Article 7 has been satisfied (or will be satisfied by actions to be taken at the Closing) and either a condition set forth in
Article 8 has not been satisfied (or will not be satisfied by actions to be taken at the Closing) or Buyer has nonetheless refused to consummate the Closing; provided that Sellers may not terminate pursuant to this Section 10.1(d) if the failure of any condition set forth in Article 8 to be satisfied was principally caused by Sellers' breach of or failure to perform any of its covenants and agreements in accordance with this Agreement.

                  The party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give notice of such termination to the other parties hereto.

   Section 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect without liability of any party hereto to the other parties hereto, except that (a) the agreements contained in this Section 10.2 and in Section 10.3 of this Agreement shall survive the termination hereof, and (b) no such termination shall relieve any party of any liability or damages resulting from any material breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement.

   Section 10.3 Injunctive Relief and Survival. Sellers acknowledge that Buyer would be irreparably damaged in the event any of the provisions of this Agreement were not performed by them. Accordingly, Sellers expressly agree that, in addition to any other right or remedy Buyer may have, Buyer hereto may seek and obtain specific performance of the covenants and agreements set forth in this Agreement and may seek and obtain temporary and permanent injunctive relief to prevent any breach or violation hereof, and that no bond or other security may be required from Buyer in connection therewith. If any action is brought by Buyer to enforce this Agreement, Sellers hereby waive the defense that there is an adequate remedy at law.

                                  ARTICLE 11

                                INDEMNIFICATION

   Section 11.1 Survival of Representations and Warranties. All of the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect until the latest of:
(a) the date that is two years after the Closing Date, (b) the date of final resolution of a claim that has been asserted in writing to the other party prior to the ending of such two year period, and (c) as to the representations and warranties made in Sections 3.1, 3.5, 4.1, 4.2, 5.1, 5.2, 5.7, 5.9, 5.11,
5.22 and 5.24, 60 days after the expiration of the applicable statute of limitations (including all periods of extension thereof) or, if later as to the representations and warranties made in Section 5.11, until the final resolution of any claim asserted in writing by a Governmental Authority.

   Section 11.2 Indemnification by Sellers. From and after the Closing, Sellers shall indemnify Buyer and its affiliates, officers, directors, employees , stockholders and agents (the "Buyer Indemnified Parties") against and hold them harmless from any liability, claim, damage, Tax or expense (including reasonable legal fees and expenses) ("Losses") suffered or incurred by any Buyer Indemnified Party as a result of, arising from or relating to the following:

    (a) any breach of any representation or warranty of Sellers contained in this Agreement or any certificate delivered pursuant hereto;

    (b) any breach of any covenant or agreement of Sellers contained in this Agreement;

    (c) any breach of any covenant or agreement of the Companies contained in this Agreement relating to the period prior to the Closing;

    (d) liabilities of any Company resulting from or arising out of the conduct of the Business prior to the Closing, including without limitation any claim listed on Schedule 5.20, to the extent such liabilities are not reflected in the Most Recent Balance Sheet;

    (e) any claim arising out of any breach or violation or alleged breach or violation of any Environmental, Health and Safety Requirement relating to any Real Property owned or leased by any Company or its predecessors, which breach or violation occurred or allegedly occurred prior to the Closing, and any judgment or other adverse determination or settlement or claim arising out of any suit, action or proceeding arising out of the conduct of the Business prior to the Closing;

    (f) expenses of either Seller or any Company, other than Transaction Expenses, relating to the consummation of the transactions contemplated by this Agreement, including fees and expenses of attorneys, accountants, financial advisors and broker fees;

    (g) the Taxes of any of the Companies for any taxable period or portion thereof ending on or prior to the Closing Date;

    (h) any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or incurred in investigating or to avoid the same or to oppose the imposition thereof or in enforcing this indemnity; and

    (i) any Tax,cost or other expense (including any amounts imposed as a result of the application of Section 481 of the Code) resulting from any change in accounting method or any change in the accounting treatment of any item of any of the Companies, from the method or treatment used by such Company for taxable periods beginning prior to the Closing Date, which change Buyer deems necessary or appropriate, in Buyer's sole discretion, to comply with applicable Tax law.

         Sellers shall be obligated to indemnify Buyer under this Section 11.2 only in the event
                                      -38-
that the aggregate amount of any Losses suffered or incurred by Buyer, as to which Buyer would be entitled to indemnification thereunder,shall exceed, in the aggregate, $50,000, in which event Buyer shall be entitled to recover all such Losses including such $50,000.

   Section 11.3 Indemnification by Buyer.From and after the Closing, Buyer shall indemnify Sellers and their affiliates, officers, directors, employees, stockholders and agents (the "Seller Indemnified Parties") against and hold them harmless from any Losses suffered or incurred by any Seller Indemnified Parties as a result of, arising from or relating to the following:

    (a) any breach of any representation or warranty of Buyer contained in this Agreement or in any certificate delivered pursuant hereto;

    (b) any breach of any covenant or agreement of Buyer contained in this Agreement;

    (c) liabilities of the Companies resulting from or arising out of the conduct of the Business by the Companies after the Closing, unless and to the extent Buyer is entitled to indemnification therefore pursuant to Section 11.2; and

    (d) any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or incurred investigating or to avoid the same or to oppose the imposition thereof or in enforcing this indemnity.

    Section 11.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

   (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim, the amount thereof, estimated in good faith, and the method of computation of such claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification claim shall have occurred. If the claim relates to an action, suit or proceeding filed by a third party against the Claimant, such notice shall be given by the Claimant promptly after written notice of such action, suit or proceeding was given to the Claimant; provided, however, that any delay in giving the notice shall not impair the Claimant's rights hereunder unless such delay has a material adverse effect on the Indemnifying Party's ability to defend such claim.

  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within such 30 day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedies at law or equity, as applicable.

  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in such defense with legal counsel of the Claimant's own selection, but the fees and expenses of such counsel shall be its fees and expenses unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party has failed to assume the defense of such claim, within five business days after receiving notice of such claim, (iii) the remedies sought against the Claimant include any remedy that is not solely a claim for monetary damages or (iv) the named parties to any proceeding in respect of the claim (including any impleaded parties) include both the Indemnifying Party and the Claimant and the Claimant has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Claimant notifies the Indemnifying Party that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action, claim or proceeding on behalf of the Claimant, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Claimant). If the Indemnifying Party does not (or, as provided in clause (iv) of the preceding sentence, cannot) elect to assume control or otherwise participate in the defense of any third-party claim, then the Claimant may defend through counsel of its own choosing and (so long as it gives the Indemnifying Party at least five days prior written notice of the terms of any proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnifying Party the amount of such settlement or of any judgment and the costs and expenses of such defense. The Indemnifying Party shall not compromise or settle any third party claim, action or suit without the prior written consent of the Claimant, which consent will not be unreasonably withheld or delayed.

 (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every reasonable effort to reach a decision with respect thereto as expeditiously as practicable.

 (e) Following the Closing, Sellers shall have no right of contribution against any Company for any indemnification payment made by Sellers hereunder or otherwise, and Sellers hereby waive any and all rights of contribution that they may have against any Company.

  Section 11.5 Indemnification Escrow. On the Closing Date, Buyer, Sellers and First Union National Bank (the "Escrow Agent") shall execute an Escrow Agreement substantially in the form attached as Exhibit D (the "Escrow Agreement") in accordance with which, promptly following the Closing Date, Buyer shall cause its transfer agent to deposit 37,500 shares of Buyer's common stock included in the Stock Consideration with the Escrow Agent (such deposit and all amounts held from time to time by the Escrow Agent in respect of such deposit, including any interest or other earnings in respect of such deposit, the "Indemnification Deposit") in order to provide a fund for the payment of any claims for which Buyer is entitled to indemnification as provided in this Article 11. The Indemnification Deposit shall be held and disbursed in accordance with the terms of the Escrow Agreement.

                                   ARTICLE 12

                                  MISCELLANEOUS

   Section 12.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to such state's conflict of law rules.

   Section 12.2 Successors and Assigns. Except as otherwise expressly provided herein, no party hereto may assign its or his rights and obligations hereunder unless such party obtains the prior written consent of the other parties hereto; provided, however, that Buyer shall have the right to assign to any of its subsidiaries the right to acquire the Shares, but Buyer shall remain liable for all of its obligations hereunder notwithstanding any such assignment. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

Section 12.3 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

Section 12.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, or by reputable overnight delivery service, postage prepaid, or otherwise delivered by hand or by messenger, addressed as follows:

to Sellers:                         Donald Doty
                                    John Patrick Moore
                                    1570 West Beltline Road
                                    Cedar Hill, Texas 75104

with a copy to:                     Goins, Underkofler, Crawford & Langdon
                                    1601 Elm Street
                                    Suite 3300
                                    Dallas, Texas 75201
                                    Attention:  Jack Langdon, Esq.
                                    Telephone:  (214) 969-5454
                                    Fax:  (214) 969-5902
to Buyer:                           SpectraSite Holdings, Inc.
                                    100 Regency Forest Drive
                                    Suite 400
                                    Cary, North Carolina  27511
                                    Attention:  President, with a copy to
                                    General Counsel
                                    Telephone:  (919) 468-0112
                                    Fax:  (919) 468-8522

with a copy to:                     Dow, Lohnes & Albertson, PLLC
                                    1200 New Hampshire Avenue, N.W.
                                    Suite 800
                                    Washington, DC  20036
                                    Attention:  Timothy J. Kelley, Esq.
                                    Telephone:  (202) 776-2000
                                    Fax:  (202) 776-2222

Notice shall be deemed to be given upon receipt.

   Section 12.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy hereunder shall impair any such right, power or remedy of any party hereto, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

   Section 12.6 Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

   Section 12.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

   Section 12.8 Headings. The subject headings of the sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

   Section 12.9 Waiver of Jury Trial. Each party hereto hereby waives any right to a trial by jury with respect to any action relating to this Agreement.

   Section 12.10 Exclusive Benefit. Nothing in this Agreement is intended to confer any rights or remedies, whether express or implied, under or by reason of this Agreement, on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

   Section 12.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party
has breached any representation, warranty or covenant contained   herein  in any
respect,   the  fact  that  there  exists   another representation,  warranty
or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

   Section 12.12 Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Nothing in any Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

                       [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, each party hereto has caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.



                                           /s/Donald Doty
                                           -------------------------------------
                                           DONALD DOTY


                                           /s/John Patrick Moore
                                           -------------------------------------
                                           JOHN PATRICK MOORE




                           SPECTRASITE HOLDINGS, INC.


                                      By:  /s/Stephen H. Clark
                                           -------------------------------------
                                    Name: Stephen H. Clark
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A

                         Apportionment of Consideration



---------------------   -------------------------     ------------------------
         Name                     Stock                         Cash
---------------------   -------------------------     ------------------------
---------------------   -------------------------     ------------------------
Donald Doty                        50%                            50%
4013 Elganza Court
Plano, TX 75023
---------------------   -------------------------     ------------------------
---------------------   -------------------------     ------------------------
John Patrick Moore                 50%                            50%
11 Key Drive
Heath, TX 75032
---------------------   -------------------------     ------------------------

                                    EXHIBIT B

                              Employment Agreement

                                    EXHIBIT C

                                 Opinion Letter

                                    EXHIBIT D

                                Escrow Agreement